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                                                                    Exhibit 99.1


                   HANOVER CAPITAL MORTGAGE HOLDINGS TO ISSUE
                    $20,000,000 OF TRUST PREFERRED SECURITIES

            EDISON, NEW JERSEY, FEBRUARY 28, 2005 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) announced it has agreed to issue and sell in a private placement $20 million of trust preferred securities through a newly formed statutory trust, Hanover Statutory Trust I, organized under Delaware law. The trust preferred securities will require quarterly distributions and bear a fixed rate of interest of 8.55% per annum for the first five years and will reset quarterly thereafter at the prevailing three-month LIBOR rate plus 4.25% per annum. The securities will represent an undivided beneficial interest in the trust, will mature in 2035 and will be redeemable, in whole or in part, without penalty, at the option of Hanover after five years. Hanover intends to use the net proceeds of the offering for general corporate purposes and to invest in subordinate mortgage-backed securities.

       "The issuance will increase Hanover's capital base and will allow for future growth," said John Burchett, Hanover's Chief Executive Officer and President.

      The trust preferred securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. Subject to the satisfaction of closing conditions, Hanover anticipates that the sale of the trust preferred securities will be completed on or about March 15, 2005. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the trust preferred securities.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC. IS A MORTGAGE REIT WITH OFFICES THROUGHOUT THE COUNTRY STAFFED BY SEASONED MORTGAGE CAPITAL MARKETS PROFESSIONALS. HANOVER INVESTS IN MORTGAGE-BACKED SECURITIES AND, TO A LESSER EXTENT, MORTGAGE LOANS AND ENGAGES IN NON-INTEREST INCOME-GENERATING ACTIVITIES THROUGH ITS SUBSIDIARIES, HANOVERTRADE, INC. AND HANOVER CAPITAL PARTNERS LTD. HANOVERTRADE PROVIDES LOAN SALE ADVISORY AND TRADITIONAL LOAN BROKERAGE SERVICES, TECHNOLOGY SOLUTIONS AND VALUATION SERVICES. HANOVERTRADE ALSO BROKERS LOAN POOLS, MORTGAGE SERVICING RIGHTS AND OTHER SIMILAR ASSETS THROUGH AN INTERNET-BASED EXCHANGE. HANOVER CAPITAL PARTNERS PROVIDES CONSULTING AND OUTSOURCING SERVICES FOR THIRD PARTIES, INCLUDING LOAN SALE ADVISORY SERVICES, LOAN FILE DUE DILIGENCE REVIEWS, STAFFING SOLUTIONS AND MORTGAGE ASSIGNMENT AND COLLATERAL RECTIFICATION SERVICES. FOR FURTHER INFORMATION, VISIT HANOVER'S WEB SITE AT WWW.HANOVERCAPITALHOLDINGS.COM.

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Hanover is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on Hanover's current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of Hanover's Annual Report on Form 10-K for the year ended December 31, 2003 and in other securities filings by Hanover. Hanover's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in


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this press release are made only as of the date hereof and Hanover undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.

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